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                                  SECURITY AGREEMENT

          THIS SECURITY AGREEMENT (this "SECURITY AGREEMENT") is dated as of August 25, 1998 by and among COMMUNICATION TELESYSTEMS INTERNATIONAL, d.b.a. WorldxChange Communications, a California corporation ("DEBTOR"), and GERARD KLAUER MATTISON & Co., Inc. ("SECURED PARTY").

          The parties hereto agree as follows:


                                   1.  DEFINITIONS.

1.1 For all purposes of this Security Agreement, except as otherwise expressly provided or unless the context otherwise requires,

          (a) the terms defined in this SECTION 1 have the meanings assigned to them in this SECTION 1 and include the plural as well as the singular,

          (b) the words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Security Agreement as a whole and not to any particular Section, Subsection or other subdivision, unless the context otherwise requires, and

          (c) all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principles.

1.2  As used in this Security Agreement, the following definitions shall apply.

          "COLLATERAL" has the meaning set forth in EXHIBIT A.

          "DEBTOR" means COMMUNICATIONS TELESYSTEMS INTERNATIONAL, d.b.a. WorldxChange Communications, a California corporation.

          "EVENT OF DEFAULT" has the meaning set forth in the Notes.

          "FOOTHILL" means Foothill Capital Corporation, a California corporation.

          "NOTES" means those certain three Subordinated Promissory Notes, each dated as of the date hereof, made by Debtor in favor of Secured Party in the amount of $20,000,000, $20,000,000, and $15,000,000, respectively (for an aggregate principal amount of $55,000,000).

          "OBLIGATIONS" means (i) all obligations of Debtor to Secured Party under the Notes, whether for principal, interest, fees, expenses or otherwise and (ii) any obligation of Debtor to Secured Party which Debtor agrees in writing to make subject to this Security Agreement.

          "PERSON" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization.


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          "PLEDGE AGREEMENTS" means, collectively, (i) that certain Stock Pledge
Agreement, dated as of the date hereof, by and among Secured Party, Roger B. Abbott and Rosalind Abbott, and (ii) that certain Stock Pledge Agreement, dated as of the date hereof, by and among Secured Party and Edward S. Soren.

          "SECURED PARTY" means Gerard Klauer Mattison & Co., Inc.

          "SECURITY AGREEMENT" means this Security Agreement by and among Debtor and Secured Party as amended or supplemented together with all Schedules and Exhibits attached hereto or incorporated by reference.

          "SENIOR LENDER" means Foothill or such other single secured lender (or indenture trustee) to Debtor, which may from time to time replace Foothill, in the event that Foothill ceases to be a secured lender senior to Secured Party. The syndication by Foothill or such other single secured lender of the secured debt of Debtor to one or more financial institutions or investors shall not affect such single secured lender's (or indenture trustee's) status as a Senior Lender or the subordination of the Notes to such secured debt of Debtor to the Senior Lender.

          "SUBORDINATION AGREEMENT" means one or more subordination agreements to be entered into from time to time and as may be modified from time to time among Secured Party, Debtor and Senior Lender.

                      2.  OBLIGATIONS SECURED; SECURITY INTEREST.

2.1 OBLIGATIONS SECURED. This Security Agreement secures the prompt payment and performance of all Obligations.

2.2 SECURITY INTEREST. Debtor hereby grants to Secured Party a continuing security interest in and to and a lien upon, the Collateral, with the understanding that such security interest and lien is junior and subordinate to the security interests or liens, if any, that may be perfected from time to time by Senior Lender in the Collateral.

2.3 DEBTOR'S RIGHTS T0 THE COLLATERAL. Notwithstanding anything herein to the contrary, (i) Debtor shall have all rights with respect to the Collateral (including without limitation the right to sell, transfer or otherwise dispose of the Collateral) as may be granted Debtor by Senior Lender, and
(ii) any restrictions herein on Debtor's rights to the Collateral shall only apply herein to the extent that Debtor is also restricted in the exercise of such rights pursuant to the then existing agreement between Debtor and Senior Lender. Without limiting the generality of the foregoing, any waiver, release, permission or consent whether previously or hereafter given by Senior Lender shall also be deemed to have been given by Secured Party.

                       3.  RIGHTS AND DUTIES OF SECURED PARTY.

3.1 REMEDIES OF SECURED PARTY IN THE EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default, and subject to the prior rights of Senior Lender and subject to the Subordination Agreement, Secured Party shall have the following rights and remedies:


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     3.1.1  In addition to any other rights and remedies contained in this
     Security Agreement, all of the rights and remedies of a secured party under the Uniform Commercial Code or other similar applicable law, all of which rights and remedies shall be cumulative and nonexclusive, to the extent permitted by law;

     3.1.2 The right to collect any and all amounts due Debtor from any account debtor to the extent such account is included in the definition of Collateral;

     3.1.3 The right to require Debtor or assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party in its reasonable discretion;

     3.1.4 The right to: (i) do all acts and things necessary, in Secured Party's sole discretion, to fulfill Debtor's obligations under this Security Agreement; (ii) endorse the name of Debtor upon any chattel paper, documents, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Collateral; and (iii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which Debtor has access; and

     3.1.5 The right to: (i) sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Secured Party, in its sole discretion, may deem advisable; (ii) adjourn such sales from time to time with or without notice; and (iii) conduct such sales on Debtor's premises or elsewhere and use Debtor's premises without charge for such sales for such time or times as Secured Party may see fit. Secured Party is hereby granted a license or other right to use, without charge, Debtor's labels, copyrights, right of use of any name, trade secrets, patents, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling of Collateral and Debtor's rights under all licenses and all franchise agreements shall inure to Secured
     Party's benefit. Secured Party shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Secured Party may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorney's fees and expenses incurred by Secured Party for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Obligations; and third to the principal of the Obligations.

3.2 DISCRETIONARY RIGHTS OF SECURED PARTY. Exercise of or omission to exercise any right of Secured Party shall not affect any other subsequent right of Secured Party to exercise the same and the waiver of any Event of Default by Secured Party shall not be deemed a waiver of any subsequent Event of Default. Notwithstanding anything herein to the contrary, all rights granted in this Security Agreement to Secured Party shall be subject to the limitations and provisions in the Subordination Agreement, the Notes and to the rights of Senior Lender.


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3.3  WAIVER BY SECURED PARTY.  Upon the occurrence of an Event of Default,
Secured Party may waive in writing its right to receive the benefits of the remedies to which Secured Party is entitled pursuant to this Security Agreement.

3.4 SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Subject to the limitations in the Subordination Agreement, the Notes and this Security Agreement, Debtor hereby irrevocably nominates and appoints Secured Party as its attorney-in-fact for the following purposes: (a) to take such actions which Secured Party may deem necessary to perfect the security interests created by this Agreement and, upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral; (b) upon the occurrence and during the continuance of an Event of Default, to do any and every act which Debtor is obligated to do under this Security Agreement, at the expense of Debtor so obligated and without any obligation to do so; (c) to prepare, sign, file and/or record, for Debtor in the name of Debtor, any financing statement, application for registration, and like papers and to take any other action deemed by Secured Party necessary in order to perfect the security interests granted hereby; and (d) upon the occurrence and during the continuance of an Event of Default to execute any and all papers and instruments and do all other things necessary to preserve and protect the Collateral and to protect Secured Party's security interests therein; provided, however, that Secured Party shall be under no obligation whatsoever to take any of the foregoing actions. Secured Party shall notify Debtor of any action taken pursuant to this SECTION 3.4.

3.4 DUTIES OF SECURED PARTY. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Except for the safe custody of any Collateral in Secured Party's possession and the accounting for monies actually received by Secured Party hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                                  4.  MISCELLANEOUS.

4.1  FURTHER ASSURANCES.

     4.1.1 Debtor agrees that from time to time, Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that Secured Party may reasonably deem necessary in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to excercise and enforce its rights and remedies hereunder with respect to any Collateral.

     4.1.2 Debtor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral.

     4.1.3 Debtor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.


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     4.1.4  Debtor will make reasonable efforts to obtain such waivers and consents to this Security Agreement from Debtor's landlords under Debtor's material leases of real property as may be reasonably requested by Secured Party.

     4.1.5 Upon repayment of all outstanding Obligations or termination of this Security Agreement, upon the request of Debtor, Secured Party shall promptly execute any and all documents evidencing the termination of the security interests created hereby and the release of any financing or continuation statements.

     4.1.6 In the event Senior Lender subordinates its security interest in any Collateral, the terms and conditions of such subordination shall automatically apply to the security interest of Secured Party in such Collateral. Upon request of Debtor, Secured Party shall execute such documents reasonably requested to effectuate the release or subordination of the security interest of Secured Party as provided above.

4.2 FOOTHILL. As of the date of this Security Agreement, Foothill is the only creditor to which Debtor has granted a blanket lien in substantially all of the Collateral.

4.3 DESCRIPTIVE HEADINGS. The descriptive headings of this Security Agreement are inserted for convenience only and do not affect the meaning of any provisions herein.

4.4 GOVERNING LAW. This Security Agreement is being delivered in and shall be construed in accordance with the laws of the State of New York, provided that to the extent Collateral is located in another jurisdiction and the Uniform Commercial Code so provides, the laws of said other jurisdiction shall govern the perfection and enforcement of the security interests of Secured Party in such Collateral.

4.5 NOTICES. Any notice, demand or other communication required or permitted under the terms of this Agreement shall be in writing and shall be made by telegram, telex or electronic transmitter or certified or registered mail, return receipt requested, and shall be deemed to be received by the addressee one (1) business day after sending, if sent by Federal Express, Express Mail, or other similar overnight delivery service, the date of sending, if sent by telegram, telex, telecopy or electronic transmitter, and three (3) business days after mailing, if sent by certified or registered mail with postage prepaid, and properly addressed notices shall be addressed as provided below:

If to Debtor:                 Communications TeleSystems International
                              9999 Willow Creek Road
                              San Diego, California 92131
                              Facsimile: (619) 452-3780
                              Attn: Legal Department


If to Secured Party:          Gerard Klauer Mattison & Co., Inc.
                              529 5th Avenue, 3rd Floor
                              New York, New York 10017
                              Attn: David Skriloff


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4.6  LITIGATION COSTS.  If any legal action or other proceeding is brought for the enforcement of this Security Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Security Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

4.7 FINAL AGREEMENT. This Security Agreement, the Notes and the Pledge Agreements constitute the final agreement of the parties concerning the matters herein and supersede all prior and contemporaneous agreements and understandings.

4.8 AMENDMENT. This Security Agreement may be amended by an instrument in writing by Debtor and Secured Party.

4.9 COUNTERPARTS. This Security Agreement may be executed in two counterparts, either one of which need not contain the signatures of both parties, but both of which counterparts when taken together shall constitute one and the same Security Agreement.

4.10 ASSIGNMENT. This Security Agreement may not be assigned by Secured Party except with the prior written consent of Debtor.



                            [SIGNATURES ON FOLLOWING PAGE]


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     IN WITNESS WHEREOF, the parties have executed this Security Agreement to be effective as of the date first above written.




DEBTOR:

COMMUNICATIONS TELESYSTEMS
INTERNATIONAL, D.B.A.
WORLDXCHANGE
COMMUNICATIONS, a California
corporation



By:     /s/ Rosalind Abbott
       -----------------------

Name:   Rosalind Abbott

Title:  Secretary



SECURED PARTY:

GERARD KLAUER MATTISON & CO., INC.

By:    /s/ Robert M. Bloom
      ------------------------

Name:   Robert M. Bloom
      ------------------------

Title:  Compliance
      ------------------------


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                                      EXHIBIT A

                              DESCRIPTION OF COLLATERAL

"COLLATERAL" means all of the following property and interests in property of Debtor, whether now owned or existing or hereafter acquired or arising and wheresoever located:

            (i) All agreements for use or purchase of the properties, assets and rights described herein or any part thereof and all renewals and extensions thereof, and all amounts, rents, issues, royalties, profits and rights, and other sums of money due and to become due under such other agreements for use or purchase of such properties, assets, or rights and renewals and extensions;

            (ii) All cash, bank deposits, deposit accounts, checks, certificates of deposit, checking and savings accounts, bankers' acceptances, letters of credit, United States obligations, state and municipal obligations, obligations of foreign governments and subdivisions thereof, commercial paper, notes, instruments (whether negotiable or nonnegotiable), drafts, bonds, debentures (excluding debentures convertible into shares of capital stock and other equity securities) of and claims against any Person;

            (iii) Any interest in any personal property, including, but not limited to, repossessed and returned goods and goods covered by chattel paper;

            (iv) All general intangibles, choses in action, or causes of action, including, particularly, any right of indemnity or other right that Debtor may have or hereafter acquire against any Person arising under or with respect to any judgement, statute, or rule and all other properties, assets and rights of every kind and nature, including, but not limited to, rights to refunds, tax refunds, claims for tax refunds, rights of indemnification, books and records (including, without limitation, corporate and other business records, customer lists, credit files, computer programs, printouts and other computer materials and records), inventions, designs, patents, copyrights, trademarks, trade names, trade styles, trade secrets, registrations, licenses, customer lists and computer source and object codes;

            (v) All equitable rights and interests of whatever kind or nature;

            (vi) All rights and claims in or under any policy of insurance, excluding business interruption insurance but including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights, or intangible rights, and all liability, life and key man insurance, together with the proceeds, products, renewals and replacements thereof, including prepaid and unearned premiums;

            (vii) All equipment, machinery, tools, furnishings, fixtures, vehicles and motor vehicles, and all other goods used or bought primarily for use in Debtor's


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            business, together with all products and proceeds of the foregoing whether due or voluntary or involuntary disposition;

            (viii) All present and future inventory and merchandise, including without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

            (ix) All present and future accounts, accounts receivable, agreements, contracts, leases, contract rights, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies, notes and drafts, and all forms of obligations owing to Debtor or in which Debtor may have any interest;

            (x) Without in any way limiting the foregoing, the proceeds of any of the foregoing, whether derived from voluntary or involuntary disposition, products of the foregoing, and all renewals, replacements, substitutions, additions, accessions, rents, issue, royalties and profits of any of the foregoing, whether now owned, existing or hereafter acquired or arising; and

            (xi) All proceeds of and substitutions for any and all of the Collateral and, to the extent not otherwise included, all payments under insurance (excluding business interruption insurance), or any indemnity, warranty or guaranty, payable to Debtor by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.



Provided, however, and notwithstanding any other provision contained herein, the Collateral shall not include any property in which Senior Lender does not have a security interest and lien including, without limiting the generality of the foregoing, any property in which Senior Lender has waived or released its security interest.


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